Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Wayside Technology Group, Inc.

Eatontown, New Jersey

We hereby consent to the incorporation by reference in this Registration Statement of our reports dated March 16, 2021, relating to the consolidated financial statements and schedule and the effectiveness of Wayside Technology Group, Inc. and Subsidiaries internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ BDO USA, LLP

Woodbridge, New Jersey

June 21, 2021